2013 Second-Quarter Results July 18, 2013 Exhibit 99.3

2 Introduction ● Unless otherwise stated, we will be talking about results for the second quarter of 2013 and comparing them to the same period in 2012 ● References to PMI volumes refer to PMI shipments ● Industry volume and market shares are the latest data available from a number of internal and external sources ● Organic volume refers to volume excluding acquisitions ● Net revenues exclude excise taxes ● Operating Companies Income, or “OCI”, is defined as operating income before general corporate expenses and the amortization of intangibles. OCI growth rates are on an adjusted basis, which excludes asset impairment, exit and other costs ● Data tables showing adjustments to net revenues and OCI for currency, acquisitions, asset impairment, exit and other costs, free cash flow calculations, adjustments to EPS, and reconciliations to U.S. GAAP measures are at the end of today’s webcast slides, which are also posted on our web site

3 Forward-Looking and Cautionary Statements ● This presentation and related discussion contain forward-looking statements. Achievement of projected results is subject to risks, uncertainties and inaccurate assumptions, and PMI is identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by PMI ● PMI’s business risks include: significant increases in cigarette-related taxes; the imposition of discriminatory excise tax structures; fluctuations in customer inventory levels due to increases in product taxes and prices; increasing marketing and regulatory restrictions, often with the goal of reducing or preventing the use of tobacco products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI’s future profitability may also be adversely affected should it be unsuccessful in its attempts to produce products with the potential to reduce the risk of smoking-related diseases; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent ● PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended March 31, 2013. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations

Source: PMI Financials 4 Challenging Second Quarter ● Adjusted diluted EPS up slightly, excluding currency ● Cigarette volume declined by 3.9%: - Lower industry volume, notably in the EU Region, Russia, Turkey and the Philippines - Inventory movements in Japan and Russia ● Pricing remained strong ● Shares gains, particularly in the EU Region ● Additional investments, notably in Indonesia, the Philippines and Russia ● Higher clove and tobacco costs in Indonesia

Source: PMI forecasts 5 2013 Outlook: We Expect a Better Second Half ● Business fundamentals remain solid ● Ex-currency guidance unchanged since February ● Evolution of tax-paid cigarette industry volume is a key variable and our main challenge ● We expect a better second half of the year, with a particularly strong fourth quarter: - Volume declines should moderate - Strong market share in the EU - Margins enhanced by recent price increases - Timing of investments in infrastructure and marketing

Source: PMI forecasts and PMI Financials 6 2013 EPS Guidance: Change Solely Reflects the Impact of Currency Volatility ● Currency volatility: our guidance now includes 31 cents in unfavorable currency for the full year (vs. 19 cents previously) ● Revised reported diluted EPS guidance for 2013 is $5.43 to $5.53, compared to $5.17 in 2012, a change solely reflecting the currency impact ● On a currency-neutral basis, our guidance continues to represent a growth rate of approximately 10% to 12%, compared to adjusted diluted EPS of $5.22 in 2012

7 PMI Cigarette Volume Declined ● Cigarette volume declined by 2.6% in Q2, 2013, excluding the Philippines ● Unfavorable volume developments: - Decline in cigarette industry volume in the EU Region - Impact of tax-driven price increases in Russia - Difficult comparison due to the inventory replenishment in Japan in Q2, 2012, and lower market share ● Favorable volume developments: - Our cigarette volume in the EU Region declined by 5.9% in Q2, 2013, compared to a 10.1% decline in Q1, 2013 - Volume growth in Asia, excluding the Philippines - Volume growth in the Middle East and North Africa Source: PMI Financials

8 Q2, 2013 Key Drivers ● Net revenues, excluding currency, stable as favorable pricing offset unfavorable volume/mix ● Adjusted OCI, excluding currency, declined by 3.4% due to: - Unfavorable volume/mix - Higher production costs, notably related to cloves and tobacco in Indonesia - Investments in infrastructure and marketing in Russia - Additional spending in the Philippines to seek to achieve more sustainable price gaps Source: PMI Financials

Note: Variances at OCI level Source: PMI Financials Pricing: Over $1 Billion in the First Half of 2013 9 ● Favorable pricing environment backed by the strength of our broad brand portfolio and supported by a rational excise tax environment ● Prices increased in Germany by €0.20/pack in May ● Price increase of RUB 4/pack announced in Russia in June 499 832 1,030 0 1,100 H1, 2012 H1, 2013 ($ million) Pricing Variance Q2

EU Region: Increasing Unemployment Impacting Cigarette Industry Volume 10 (a) Seasonally adjusted Source: Eurostat, PMI estimates and PMI Financials 11.3 12.2 May 2012 May 2013 EU Unemployment (%)(a) Cigarette and Fine Cut Volume Variances (%) (Q2, 2013 vs. PY) 4.3 (0.8) (5.9) (8.0) PMI Industry PMI Industry Cigarettes Fine Cut 20 20

Source: PMI estimates EU Region: Strong PMI Share Performance 11 38.6 39.3 Q2 2012 Q2 2013 18.9 19.4 Q2 2012 Q2 2013 13.7 14.9 Q2 2012 Q2 2013 Cigarette Shares (%) Total PMI Marlboro +0.7pp Fine Cut Share (%) +1.2pp +0.5pp

12 Germany: Strong Marlboro Share Performance ● Cigarette and fine cut industry volume declined by 7.0% and 0.7%, respectively, in Q2, 2013 ● Underlying cigarette industry decline of 2.8%, after elimination of estimated trade inventory fluctuations ● PMI cigarette share increased by 1.2 points in Q2, 2013, to 37.6% as Marlboro achieved its fifth consecutive quarterly year- on-year share increase 21.8 23.3 10.5 10.8 36.4 37.6 Q2 2012 Q2 2013 Source: PMI estimates Total PMI L&M Marlboro Other PMI Cigarette Share (%)

Italy: PMI Business Fundamentals Remain Strong 13 ● Cigarette industry volume declined by 7.2% in Q2, 2013, as unemployment continued to increase ● PMI underlying business fundamentals remain strong behind the continued momentum of Marlboro ● Government decision to postpone the planned VAT increase until October was a positive development 25.4 25.8 - 19.9 52.9 53.3 30.0 37.9 Q2 2012 Q2 2013 Q2 2012 Q2 2013 Total PMI Other Marlboro Note: VAT stands for Value Added Tax Source: PMI estimates Cigarettes Fine Cut PMI Market Shares (%)

Spain: Tax Reforms Aimed at Enhancing the Predictability and Stability of Excise Tax Revenues

PHILIP MORRIS INTERNATIONAL

- Modification of excise taxes as of June 29:

	Specific Excise Tax[a]		Ad Valorem Rate (%)		Minimum Excise Tax (MET)[a][b]	
	Previous	New	Previous	New	Previous	New
Cigarettes	€19.10	**€24.10**	53.1%	**51.0%**	€123.97	**€128.65**
Fine Cut	8.00	**22.00**	41.5	**41.5**	85.00	**96.50**

- This should help address the market situation whereby cigarette industry volume declined by 12.0% in H1, 2013, while fine cut industry volume increased by 26.4%
- PMI cigarette market share increased by 2.3 points to 31.9% during Q2, 2013

(a) Specific tax and MET are per thousand on cigarettes and per kilo on fine cut
(b) There is also an incremental MET for products retailing below certain prices
Note: Fine cut includes make your own (MYO), MYO volume tobacco and roll your own (RYO)
Source: Ministry of Finance and PMI estimates

14

Source: PMI estimates, Nielsen and PMI forecasts Russia: Higher Prices But Lower Volume 15 ● Industry volume declined by an estimated 6.4% in Q2, 2013 ● Volume was impacted by price increases of RUB 6-7/pack (equivalent to 9-22%) in January ● Resilient market share with slight decline attributable to delayed pricing by several competitors following the January tax increase ● Parliament, L&M and Bond Street continue to perform well ● Price increase of RUB 4/pack announced in June ● Our expectation for the full year is 6-7% lower industry volume, but higher profitability 26.1 25.9 QTD May 2012 QTD May 2013 PMI Market Share (%)

Turkey: Lower Share But Improving Mix

- Cigarette industry volume declined by an estimated 11% in Q2, 2013, due to a resurgence of illicit trade
- Our full-year forecast is for an industry volume decline of 7-9%
- PMI brand mix improving thanks to strong performance of *Parliament* in premium and *Muratti* in mid-price segment
- PMI total share impacted by growth of TRY 6.00/pack super-low price segment at expense of TRY 6.50/pack low-price brands



PMI Market Share (%)
45.3(a)
44.8(a)
17.7
Premium
18.3
6.6
Mid
7.0
20.8
Low
19.3
QTD May 2012
QTD May 2013

(a) Total includes 0.2% market share in super-low price segment
Source: PMI estimates, PMI forecasts and Nielsen

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60.6 61.5 Q2, 2012 Q2, 2013 17 Asia Region: PMI Volume Growth (Excluding the Philippines) PMI Cigarette Volume Growth (%)(a) (a) Excluding the Philippines Source: PMI Financials +1.5%

Source: Tobacco Institute of Japan, PMI forecasts and PMI Financials Japan: Market Share under Pressure 18 ● Cigarette industry volume declined by 2.0% in Q2, 2013 ● We forecast a similar rate of decline for the full-year ● PMI volume decreased by 10.2% in Q2, 2013, due to the inventory replenishment in Q2, 2012, and lower share ● Lark and the Philip Morris brand under pressure ● Marlboro remains resilient and we have a strong pipeline of innovative new products 24.3 27.8 27.5 27.7 27.5 26.9 Q2 2010 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 PMI Market Share (%)

Indonesia: Continued PMI Share Growth 19 ● Industry volume increased by 3.5% in Q2, 2013, while our volume grew by 6.0% ● Industry volume growth for the full-year forecast at approximately 4%, consistent with historical average ● Continued PMI share growth driven by Sampoerna A, U Mild and Marlboro Source: PMI estimates, PMI Financials and PMI forecasts 4.7 5.4 13.7 14.0 7.8 6.8 3.0 4.3 35.2 36.1 Q2 2012 Q2 2013 Sampoerna A Marlboro Other Total PMI PMI Market Share (%) U Mild Dji Sam Soe

Source: PMI estimates, PMI forecasts and PMI Financials Philippines: Volume Decline Has Moderated 20 ● Tax-paid industry volume decline moderated to 7.0% in Q2, 2013 ● The widespread availability of non-tax-paid domestic cigarettes remains a critical issue ● Increased PMI investments to seek to achieve more sustainable price gaps ● Market share declined to 82.9% driven by down-trading to very low-price local competitors ● Forecast PMI volume decline of 20-25% for the full-year 25.3 24.8 15.3 23.1 Q1 Q2 Industry Volume (units billion) 2012 2013 23.5 22.9 13.5 19.1 Q1 Q2 PMI Volume (units billion) 2012 2013

(a) Excluding the Philippines and duty free Note: Historical data adjusted for Jordan acquisition in 2011 Source: PMI Financials and PMI estimates 33.3 34.0 34.3 34.4 32 35 2011 2012 12mm 3mm PMI Market Share Growth Momentum (%) June 2013 21 Top 30 PMI OCI Markets(a)

Source: PMI forecasts and PMI Financials 22 Confident That We Will Deliver Solid Financial Results in 2013 ● Cigarette industry volumes remain the key challenge ● We expect to achieve solid market shares and higher prices ● Our revised reported diluted EPS guidance is $5.43 to $5.53 at prevailing exchange rates. Our guidance continues to represent a growth rate of approximately 10% to 12% excluding currency, compared to our 2012 adjusted diluted EPS of $5.22 ● We anticipate strong free cash flow growth, excluding currency, in 2013 and remain steadfast in our commitment to reward our shareholders: - Dividend yield of 3.8% last Friday - Target dividend payout ratio of 65% - $1.5 billion spent on share repurchases in the quarter - Close to 25% of shares outstanding at the time of the spin have now been repurchased

Questions & Answers 2013 Second-Quarter Results

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS For the Year Ended December 31, (Unaudited) 24 2012 Reported Diluted EPS 5.17$ Adjustments: Asset impairment and exit costs 0.03 Tax item 0.02 Adjust iluted EPS 5.22$

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

PHILIP MORRIS INTERNATIONAL

Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

2013								2012			% Change in Reported Net Revenues excluding Excise Taxes		
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$ 7,245	$ 5,039	$ 2,206	$ (25)	$ 2,231	$ -	$ 2,231	European Union	$ 7,280	$ 4,995	$ 2,285	(3.5)%	(2.4)%	(2.4)%
5,377	3,196	2,181	(49)	2,230	-	2,230	EEMA	5,062	2,911	2,151	1.4%	3.7%	3.7%
5,381	2,689	2,692	(141)	2,833	-	2,833	Asia	5,317	2,462	2,855	(5.7)%	(0.8)%	(0.8)%
2,480	1,642	838	(28)	866	-	866	Latin America & Canada	2,378	1,549	829	1.1%	4.5%	4.5%
$ 20,483	$ 12,566	$ 7,917	$ (243)	$ 8,160	$ -	$ 8,160	PMI Total	$ 20,037	$ 11,917	$ 8,120	(2.5)%	0.5%	0.5%

2013						2012	% Change in Reported Operating Companies Income		
Reported Operating Companies Income	Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisitions	Reported Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$ 1,082	$ 2	$ 1,080	$ -	$ 1,080	European Union	$ 1,117	(3.1)%	(3.3)%	(3.3)%
945	(28)	973	-	973	EEMA	948	(0.3)%	2.6%	2.6%
1,128	(112)	1,240	-	1,240	Asia	1,364	(17.3)%	(9.1)%	(9.1)%
255	(8)	263	-	263	Latin America & Canada	249	2.4%	5.6%	5.6%
$ 3,410	$ (146)	$ 3,556	$ -	$ 3,556	PMI Total	$ 3,678	(7.3)%	(3.3)%	(3.3)%

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PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

PHILIP MORRIS INTERNATIONAL

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended June 30,
($ in millions)
(Unaudited)

2013								2012			% Change in Adjusted Operating Companies Income		
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisitions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions
$ 1,082	$ -	$ 1,082	$ 2	$ 1,080	$ -	$ 1,080	European Union	$ 1,117	$ -	$ 1,117	(3.1)%	(3.3)%	(3.3)%
945	-	945	(28)	973	-	973	EEMA	948	-	948	(0.3)%	2.6%	2.6%
1,128	(5)	1,133	(112)	1,245	-	1,245	Asia	1,364	-	1,364	(16.9)%	(8.7)%	(8.7)%
255	-	255	(8)	263	-	263	Latin America & Canada	249	(8)	257	(0.8)%	2.3%	2.3%
$ 3,410	$ (5)	$ 3,415	$ (146)	$ 3,561	$ -	$ 3,561	PMI Total	$ 3,678	$ (8)	$ 3,686	(7.4)%	(3.4)%	(3.4)%

2013							2012			% Points Change	
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency[a]	Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions[a]	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes[a]	Adjusted Operating Companies Income Margin	Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions
$ 1,080	$ 2,231	48.4%	$ 1,080	$ 2,231	48.4%	European Union	$ 1,117	$ 2,285	48.9%	(0.5)	(0.5)
973	2,230	43.6%	973	2,230	43.6%	EEMA	948	2,151	44.1%	(0.5)	(0.5)
1,245	2,833	43.9%	1,245	2,833	43.9%	Asia	1,364	2,855	47.8%	(3.9)	(3.9)
263	866	30.4%	263	866	30.4%	Latin America & Canada	257	829	31.0%	(0.6)	(0.6)
$ 3,561	$ 8,160	43.6%	$ 3,561	$ 8,160	43.6%	PMI Total	$ 3,686	$ 8,120	45.4%	(1.8)	(1.8)

(a) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to previous slide

26

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency For the Quarters Ended June 30, (Unaudited) 27 2013 2012 % Change Reported Diluted EPS 1.30$ 1.36$ (4.4)% Adjustments: Asset impairment and exit costs - - Tax item - - Adjuste iluted EPS 1.30$ 1.36$ (4.4)% Less: Currency impact (0.07) Adjusted Diluted EPS, excluding Currency 1.37$ 1.36$ 0.7%

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

PHILIP MORRIS INTERNATIONAL

Adjustments for the Impact of Currency and Acquisitions
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

2013								2012			% Change in Reported Net Revenues excluding Excise Taxes		
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisitions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$ 13,768	$ 9,592	$ 4,176	$ 2	$ 4,174	$ -	$ 4,174	European Union	$ 13,750	$ 9,412	$ 4,338	(3.7)%	(3.8)%	(3.8)%
9,800	5,576	4,224	(39)	4,263	-	4,263	EEMA	9,131	5,145	3,986	6.0%	6.9%	6.9%
10,632	5,150	5,482	(262)	5,744	-	5,744	Asia	10,494	4,862	5,632	(2.7)%	2.0%	2.0%
4,810	3,191	1,619	(47)	1,666	-	1,666	Latin America & Canada	4,684	3,072	1,612	0.4%	3.3%	3.3%
$ 39,010	$ 23,509	$ 15,501	$ (346)	$ 15,847	$ -	$ 15,847	PMI Total	$ 38,059	$ 22,491	$ 15,568	(0.4)%	1.8%	1.8%

2013						2012	% Change in Reported Operating Companies Income		
Reported Operating Companies Income	Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisitions	Reported Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$ 2,020	$ (10)	$ 2,030	$ -	$ 2,030	European Union	$ 2,147	(5.9)%	(5.4)%	(5.4)%
1,880	(31)	1,911	-	1,911	EEMA	1,758	6.9%	8.7%	8.7%
2,470	(215)	2,685	-	2,685	Asia	2,771	(10.9)%	(3.1)%	(3.1)%
509	(12)	521	-	521	Latin America & Canada	486	4.7%	7.2%	7.2%
$ 6,879	$ (268)	$ 7,147	$ -	$ 7,147	PMI Total	$ 7,162	(4.0)%	(0.2)%	(0.2)%

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PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures

PHILIP MORRIS INTERNATIONAL

Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Six Months Ended June 30,
($ in millions)
(Unaudited)

2013								2012			% Change in Adjusted Operating Companies Income		
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi-tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions
$ 2,020	$ -	$ 2,020	$ (10)	$ 2,030	$ -	$ 2,030	European Union	$ 2,147	$ -	$ 2,147	(5.9)%	(5.4)%	(5.4)%
1,880	-	1,880	(31)	1,911	-	1,911	EEMA	1,758	-	1,758	6.9%	8.7%	8.7%
2,470	(8)	2,478	(215)	2,693	-	2,693	Asia	2,771	-	2,771	(10.6)%	(2.8)%	(2.8)%
509	-	509	(12)	521	-	521	Latin America & Canada	486	(16)	502	1.4%	3.8%	3.8%
$ 6,879	**$ (8)**	**$ 6,887**	**$ (268)**	**$ 7,155**	**$ -**	**$ 7,155**	**PMI Total**	**$ 7,162**	**$ (16)**	**$ 7,178**	**(4.1)%**	**(0.3)%**	**(0.3)%**

2013							2012			% Points Change	
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency[a]	Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions[a]	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes[a]	Adjusted Operating Companies Income Margin	Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions
$ 2,030	$ 4,174	48.6%	$ 2,030	$ 4,174	48.6%	European Union	$ 2,147	$ 4,338	49.5%	(0.9)	(0.9)
1,911	4,263	44.8%	1,911	4,263	44.8%	EEMA	1,758	3,986	44.1%	0.7	0.7
2,693	5,744	46.9%	2,693	5,744	46.9%	Asia	2,771	5,632	49.2%	(2.3)	(2.3)
521	1,666	31.3%	521	1,666	31.3%	Latin America & Canada	502	1,612	31.1%	0.2	0.2
$ 7,155	**$ 15,847**	**45.2%**	**$ 7,155**	**$ 15,847**	**45.2%**	**PMI Total**	**$ 7,178**	**$ 15,568**	**46.1%**	**(0.9)**	**(0.9)**

(a) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to previous slide

29

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries Reconciliation of Non-GAAP Measures Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency For the Six Months Ended June 30, (Unaudited) 30 2013 2012 % Change Reported Diluted EPS 2.58$ 2.60$ (0.8)% Adjustments: Asset impairment and exit costs - 0.01 Tax item 0.01 - Adjus e iluted EPS 2.59$ 2.61$ (0.8)% Less: Currency impact (0.14) Adjusted Diluted EPS, excluding Currency 2.73$ 2.61$ 4.6%

July 18, 2013 2013 Second-Quarter Results